Exhibit 10.4
IRVINE SENSORS CORPORATION
FORM OF RESTRICTED STOCK AWARD AGREEMENT
This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made this _____ day of _____, _____, by and between Irvine Sensors Corporation, a Delaware corporation (the “Company”) and _____, an individual resident of _____, _____(“Participant”).
1. Award. The Company hereby grants to Participant a restricted stock award of _____ shares (the “Shares”) of common stock, par value $0.01 (“Common Stock”), of the Company according to the terms and conditions set forth herein and in the Irvine Sensors Corporation 2011 Omnibus Incentive Plan (the “Plan”). The Shares are Restricted Stock granted under Section 6(c) of the Plan. A copy of the Plan will be furnished upon request of Participant. With respect to the Shares, Participant shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a stockholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends, if any, declared on the Shares.
2. Vesting. Except as otherwise provided in this Agreement, the Shares shall vest in accordance with the following schedule:

On each of	Number of Shares
the following dates	Vested

3. Restrictions on Transfer. Until the Shares vest pursuant to Sections 2, 4 or 6 hereof, none of the Shares may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.
4. Forfeiture; Early Vesting. If Participant ceases to be an employee of or provide Service to the Company or any Affiliate prior to vesting of the Shares pursuant to Sections 2, 4 or 6 hereof, all of Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, except that: (i) if Participant ceases to be an employee or provide Service by reason of death or Permanent Disability prior to the vesting of Shares under Sections 2, 4 or 6 hereof, the next vesting date for the Shares, as set out in Section 2 above, shall accelerate by twelve (12) months as of such date of termination; and (ii) if, after the initial vesting date set forth in Section 2 above, Participant ceases to be an employee or provide Service by reason of
Form Restricted Stock Award Agreement (2011)

Ordinary Retirement prior to the vesting of Shares under Sections 2, 4 or 6 hereof, then the vesting of the Shares, as set out in Section 2 above, shall accelerate in full as of such date of Ordinary Retirement. For purposes of this Agreement, “Ordinary Retirement” shall mean the retirement of the Participant on a date upon which, if the Participant is an employee, the sum of the Participant’s age and number of years of employment with the Company equals or exceeds eighty-five (85) years or, if the Participant is a non-employee director, the number of years of Service to the Company exceeds five (5) years. Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive dividends, if any, declared on the Shares.
5. Distributions and Adjustments.
(a) If any Shares vest subsequent to any change in the number of character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Participant shall receive upon such vesting the number and type of securities or other consideration which Participant would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.
(b) Any additional shares of Common Stock of the Company, any other securities of the Company and any other property (except for regular cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.
6. Change in Control.
(a) Immediately prior to the effective date of a “Change in Control” (as defined in Section 6(e)), all of the Shares shall vest. However, the Shares shall not vest on an accelerated basis if and to the extent: (i) this Agreement is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this Agreement is to be replaced with a cash incentive program of the successor corporation which preserves the economic value existing at the time of the Change in Control of the Shares that are not otherwise at that time vested and provides for subsequent payout of that economic value no later than the time those Shares would have vested.
(b) Immediately following the consummation of the Change in Control, this Agreement shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c) If this Agreement is assumed or otherwise continued in effect in connection with a Change in Control, then this Agreement shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Participant in consummation of such Change in Control had the Shares been vested immediately prior to such Change in Control. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this Agreement, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.
(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(e) For purposes of this Agreement, “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.
7. Miscellaneous.
(a) Issuance of Shares. The Company shall cause the Shares to be issued in the name of Participant, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is used, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. Participant hereby agrees to the retention by the Company of the Shares and, if a stock certificate is used, agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this award of Shares. After any Shares vest pursuant to Sections 2, 4 or 6 hereof, and following payment of the applicable withholding taxes pursuant to Section 7(b) of this Agreement, the Company shall promptly cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares (less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above. No fractional share of stock shall be issued.

(b) Income Tax Matters.
(i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.
(ii) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any shares already owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.
(c) Entire Agreement; Plan Provisions Control. This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be and binding on all persons having an interest in the Shares. All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.
(d) No Right to Employment. The issuance of the Shares shall not be construed as giving Participant the right to be retained in the employ of, or if Participant is a director of the Company or an Affiliate as giving the Participant the right to continue as a director of, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Shares shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(e) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
(f) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.
(g) No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.
(h) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.
(i) Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be addressed to Participant at the address indicated below Participant’s signature line at the end of this Agreement or at such other address as Participant may designate by ten (10) days’ advance written notice to the Company. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third (3rd) day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.
(j) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to this Agreement unless such issuance and delivery of the Shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state blue sky laws, the requirements of any applicable stock exchange and the Delaware General Corporation Law. As a condition to the issuance of the Shares, the Company may require that the person receiving such Shares represent and warrant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(k) Consultation With Professional Tax and Investment Advisors. Participant acknowledges that the grant and vesting with respect to the Shares, and the sale or other taxable disposition of the vested Shares, may have tax consequences pursuant to the Internal Revenue Code of 1986, as amended, or under local, state or international tax laws. Participant further acknowledges that Participant is relying solely and exclusively on Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Participant understands and agrees that any and all tax consequences resulting from the grant and vesting of the Shares, and the sale or other taxable disposition of the vested Shares, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Participant for such taxes or other items.
IN WITNESS WHEREOF, the Company and Participant have executed this Restricted Stock Award Agreement on the date set forth in the first paragraph.

IRVINE SENSORS CORPORATION
By:
Name:
Title:

PARTICIPANT:

Name:
Address:

Facsimile:

Spousal Acknowledgment
The undersigned spouse of Participant has read and hereby approves the foregoing Restricted Stock Award Agreement. In consideration of the Company’s granting Participant the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the forfeiture provisions with respect to the Shares in which Participant is not vested at the time his or her employment or Service ceases.

Signature
Address:

Assignment Separate from Certificate
For Value Received __________ hereby sell(s), assign(s) and transfer(s) unto Irvine Sensors Corporation or its successors or assigns (the “Company”) _______________ shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint _________________________ as Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.
Dated: ____________________
Signature
Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the forfeiture provisions without requiring additional signatures on the part of Participant.